Exhibit 10.1

AMENDMENT NO. 1 TO
AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

AMENDMENT NO. 1, dated as of February 12, 2016 (this “Amendment”) to the Amended and Restated Revolving Credit Agreement dated as of February 20, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among American Media, Inc. (the “Borrower”), JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”), and the lenders from time to time party thereto (the “Lenders”). Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.
WHEREAS, pursuant to the Credit Agreement, the Lenders have extended credit to the Borrower on the terms and conditions set forth in the Credit Agreement;
WHEREAS, the Borrower, the Administrative Agent, each Extending Lender (as defined below) and the Required Lenders desire to amend the Credit Agreement to, among other things, extend the maturity of the existing Revolving Commitments to June 22, 2017;
WHEREAS, upon Borrower’s request, each Revolving Lender with a Revolving Commitment (each an “Extending Lender”) has agreed to, among other things, extend the Maturity Date of its Revolving Commitments and the Required Lenders have, subject to the terms and conditions set forth herein, consented to amend certain provisions of the Credit Agreement pursuant to Section 9.02 of the Credit Agreement.
NOW, THEREFORE, the parties hereto hereby agree as follows:

Section 1.Amendments.

Effective as of the Amendment No. 1 Effective Date (as defined below), the Credit Agreement is hereby amended pursuant to Section 9.02 of the Credit Agreement, to:
(a) add Schedule 2.01B (Letter of Credit Commitments) attached hereto as Exhibit A;

(b) add the following definitions in alphabetical order to Section 1.01 thereof:

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“EEA Financial Institution” means (a) any credit institution or investment firm established     in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described i

n clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Letter of Credit Commitment” means, with respect to each Issuing Bank, the commitment of such Issuing bank to issue Letters of Credit hereunder. The initial amount of each Issuing Bank’s Letter of Credit Commitment is set forth on Schedule 2.01B, or if an Issuing Bank has entered into an Assignment and Acceptance, the amount set forth for such Issuing Bank as its Letter of Credit Commitment in the Register maintained by the Administrative Agent.

“NYFRB” means the Federal Reserve Bank of New York.

“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received to the Administrative Agent from a Federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight Eurodollar borrowings by U.S.-managed banking offices of depository institutions (as such composite rate shall be determined by the NYFRB as set forth on its public website from time to time) and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate (from and after such date as the NYFRB shall commence to publish such composite rate).

“Write-Down and Conversion Powers” means with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

(c) amend and restate the definition of “Alternate Base Rate” in Section 1.01 thereof in its entirety as follows:

““Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1% and (c) the Adjusted LIBO Rate (giving effect to clause (b) of the definition thereof, if applicable) for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%, provided that, for the avoidance of doubt, the Adjusted LIBO Rate for any day shall be based on the LIBO Rate at approximately 11:00 a.m. London time on such day, subject to the interest rate floor set forth in the definition of the term “LIBO Rate.” Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO Rate, respectively.”

(d) amend and restate clause (d) of the definition of “Defaulting Lender” in Section 1.01 thereof in its entirety as follows:

“(d) has become the subject of (i) a Bankruptcy Event or (ii) a Bail-in Action.”

(e) amend and restate the definition of “Issuing Bank” in Section 1.01 thereof in its entirety as follows:

““Issuing Bank” means JPMorgan Chase Bank, N.A. and any other Lender that agrees to act as an Issuing Bank, each in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.05(i). Any Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate. Each reference herein to the “Issuing Bank” shall be deemed to be a reference to the relevant Issuing Bank.”

(f) amend and restate the definition of “Federal Funds Effective Rate” in Section 1.01 thereof in its entirety as follows:

““Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions (as determined in such manner as the NYFRB shall set forth on its public website from time to time) and published on the next succeeding Business Day by the NYFRB as the federal funds effective rate.”

(g) amend and restate the definition of “Maturity Date” in Section 1.01 thereof in its entirety as follows:

““Maturity Date” means June 22, 2017.”

(h)     add “, region” immediately following “country” in the definition of “Sanctioned Country” in Section 1.01 thereof;

(i)     add the following Sections 2.04(d) and (e):

“(d)     The Swingline Lender may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the Swingline Lender and the successor Swingline Lender. The Administrative Agent shall notify the Lenders of any such replacement of the Swingline Lender. At the time any such replacement shall become effective, the Borrower shall pay all unpaid interest accrued for the account of the replaced Swingline Lender pursuant to Section 2.13(a). From and after the effective date of any such replacement, (x) the successor Swingline Lender shall have all the rights and obligations of the replaced Swingline Lender under t his Agreement with respect to Swingline Loans made thereafter and (y) references herein to the term “Swingline Lender” shall be deemed to refer to such successor or to any previous Swingline Lender, or to such successor and all previous Swingline Lenders, as the context shall require. After the replacement of the Swingline Lender hereunder, the replaced Swingline Lender shall remain a party hereto and shall continue to have all the rights and obligations of the Swingline Lender under this Agreement with respect to Swingline Loans made by it prior to its replacement, but shall not be required to make additional Swingline Loans.

(e)     Subject to the appointment and acceptance of a successor Swingline Lender, the Swingline Lender may resign as the Swingline Lender at any time upon thirty days’ prior written notice to the Administrative Agent, the Borrower and the Lenders, in which case, the Swingline Lender shall be replaced in accordance with Section 2.05(d) above.”

(j)     amend and restate clause (i) of the third sentence of Section 2.05(b) thereof in its entirety as follows:

“(i) (x) the aggregate undrawn amount of all outstanding Letters of Credit issued by the Issuing Bank at such time plus (y) the aggregate amount of all LC Disbursements made by the Issuing Bank that have not yet been reimbursed by or on behalf of the Borrower at such time shall not exceed its Letter of Credit Commitment”

(k)     add the following Section 2.05(k):

“(k)     Subject to the appointment and acceptance of a successor Issuing Bank, any Issuing Bank may resign as an Issuing Bank at any time upon thirty days’ prior written notice to the Administrative Agent, the Borrower and the Lenders, in which case, such Issuing Bank shall be replaced in accordance with Section 2.06(i) above.”

(l)     add the following at the end of Section 2.05(b) thereof:

“The Borrower may, at any time and from time to time, reduce the Letter of Credit Commitment of any Issuing Bank with the consent of such Issuing Bank; provided that the Borrower shall not reduce the Letter of Credit Commitment of any Issuing Bank if, after giving effect of such reduction, the conditions set forth in clauses (i) and (ii) of the immediately preceding sentence shall not be satisfied.”

(m)     revise the reference to “paragraph (f)” in Section 2.11(c) thereof to read “paragraph (d)”;

(n)     add the following Section 2.11(f):

“(f) At any time when Revolving Loans are outstanding, if the aggregate amount of the Borrower’s cash and cash equivalents shall exceed $10,000,000 for more than three (3) consecutive Business Days, the Borrower shall prepay the Revolving Loans by an amount equal to the lesser of (i) the amount necessary to prepay in full the Revolving Loans then outstanding and (ii) the amount by which the aggregate amount of the Borrower’s cash and cash equivalents exceeds $10,000,000.”

(o)     amend and restate Section 6.01(a)(v) thereof in its entirety as follows:

“(v)     [Reserved];”

(p)     amend and restate Section 6.01(a)(xii) thereof in its entirety as follows:

“(xii) [Reserved];”

(q)     amend and restate Section 6.01(a)(xiii) thereof in its entirety as follows:

“(xiii) [Reserved];”

(r)     add “on a pro forma basis after giving effect to such incurrence” immediately following “4.50 to 1.00” in Section 6.01(a)(xxii) thereof;

(s)     amend and restate Section 6.02(a)(v) thereof in its entirety as follows:

“(v) [Reserved];”

(t)     amend and restate Section 6.08(b)(vi) thereof it its entirety as follows:

“(vi) payment of Indebtedness permitted by Section 6.01(a)(iii);”

(u)     amend and restate Section 6.12(a) thereof in its entirety as follows:

“(a) The Borrower will not permit the First Lien Leverage Ratio as of the last day of any fiscal quarter ending on any date during any period set forth below to exceed the ratio set forth below opposite such period:

Period	Ratio
Restatement Effective Date to and including March 31, 2015	4.75 to 1.00
April 1, 2015 to and including December 31, 2015	4.50 to 1.00
January 1, 2016 and thereafter	4.25 to 1.00

provided that for any period from and after the first period during which the aggregate outstanding principal amount of the Senior Secured Notes (or any refinancing thereof) does not exceed $250,000,000, the ratio set forth opposite the period “January 1, 2016 and thereafter” above shall be deemed to be 4.00 to 1.00.”

(v)     amend and restate Section 6.12(b) thereof in its entirety as follows:

“(b) The Borrower will not permit the Consolidated Leverage Ratio as of the last day of any fiscal quarter ending on any date during any period set forth below to exceed the ratio set forth below opposite such period:

Period	Ratio
Restatement Effective Date to and including March, 31, 2015	5.50 to 1.00
April 1, 2015 to and including September 30, 2015	4.75 to 1.00
October 1, 2015 to and including December 31, 2015	5.50 to 1.00
January 1, 2016 and thereafter	5.25 to 1.00

provided for any period from and after the first period during which the aggregate outstanding principal amount of the Senior Secured Notes (or any refinancing thereof) does not exceed $250,000,000, the ratio set forth opposite the period “January 1, 2016 and thereafter” above shall be deemed to be 5.00 to 1.00.”

(w)     add the following Section 9.16:

“SECTION 9.16. Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender or Issuing Bank that is an EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender or Issuing Bank that is an EEA Financial Institution; and

(b)the effects of any Bail-in Action on any such liability, including, if applicable:

(i)a reduction in full or in part or cancellation of any such liability;

(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.”

Section 2.Representations and Warranties.

The Borrower hereby represents and warrants that on and as of the Amendment No. 1 Effective Date (as defined below), immediately before and after giving effect to this Amendment, (i) the representations and warranties of each Loan Party set forth in the Loan Documents are true and correct (or, in the case of such representations and warranties that are not qualified as to materiality, true and correct in all material respects) on and as of the Amendment No. 1 Effective Date (as defined below), except for representations and warranties that expressly relate to a specific earlier date, in which case such representations and warranties were and correct (or in the case of such representations and warranties that are not qualified as to materiality, true and correct in all material respects) as of such earlier date, and (ii) no Default has occurred and is continuing.

Section 3.Conditions.

The amendments contained in Section 1 of this Amendment shall become effective on the date (the “Amendment No. 1 Effective Date”) on which each of the following conditions shall have been satisfied:
(a)The Administrative Agent shall have received counterparts of this Amendment duly executed and delivered by the Borrower, each Extending Lender, the Required Lenders and the Administrative Agent.

(b)The representations and warranties of each Loan Party set forth in the Loan Documents are true and correct (or, in the case of such representations and warranties that are not qualified as to materiality, true and correct in all material respects) on and as of the Amendment No. 1 Effective Date, except for representations and warranties that expressly relate to a specific earlier date, in which case such representations and warranties were and correct (or in the case of such representations and warranties that are not qualified as to materiality, true and correct in all material respects) as of such earlier date.

(c)No Default has occurred and is continuing.

(d)The Administrative Agent shall have received a certificate, dated as of the Amendment No. 1 Effective Date, signed by a Responsible Officer of the Borrower, confirming satisfaction of the conditions set forth in Sections 3(b) and (c) of this Amendment.

(e)The Extending Lenders shall have received a legal opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP, dated as of the Amendment No. 1 Effective Date, in form and substance reasonably satisfactory to the Extending Lenders.

(f)The Administrative Agent shall have received payment from the Borrower, in same day funds, for the account of each Extending Lender an extension fee in an aggregate principal amount equal to 0.50% of the Revolving Commitments of such Extending Lender as of the Amendment No. 1 Effective Date.

(g)The Borrower shall have paid all fees required to be paid on the Amendment Effective No. 1 Date and all expenses for which invoices have been presented on or prior to the Amendment Effective No. 1 Date, including reasonable legal fees and disbursements of counsel to the Administrative Agent and the Lenders.

Section 4.Counterparts.

This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by telecopy or electronic transmission (including in .pdf or similar format) shall be effective as delivery of a manually executed counterpart of this Amendment.

Section 5.Applicable Law.

THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
Section 6.Headings.

Section headings herein and in the Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Amendment or any Loan Document.
Section 7.Effect of Amendment.

On and after the Amendment No. 1 Effective Date, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Credit Agreement, and each reference in each of the Loan Documents to “the Credit Agreement,” “thereunder,” “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended by this Amendment. The Credit Agreement and each of the other Loan Documents, as supplemented by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Administrative Agent under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

AMERICAN MEDIA, INC., as Borrower

By:	/s/ Christopher Polimeni
Name: Christopher Polimeni
Title: Executive Vice President, Chief Financial Officer and Treasurer

JPMORGAN CHASE BANK, N.A,, as Administrative Agent

By:	/s/ Charles K. Holmes
Name: Charles K. Holmes
Title: Executive Director

SIGNATURE PAGE TO AMENDMENT NO. 1 DATED AS OF THE DATE FIRST WRITTEN ABOVE, AMONG AMERICAN MEDIA, INC., THE LENDERS PARTY HERETO AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

Lender Name:
JPMORGAN CHASE BANK, N.A.

By:	/s/ Charles K. Holmes
Name: Charles K. Holmes
Title: Executive Director

SIGNATURE PAGE TO AMENDMENT NO. 1 DATED AS OF THE DATE FIRST WRITTEN ABOVE, AMONG AMERICAN MEDIA, INC., THE LENDERS PARTY HERETO AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

Lender Name:
CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH

By:	/s/ Judith Smith
Name: Judith Smith
Title: Authorized Signatory

By:	/s/ Karim Rahimtoola
Name: Karim Rahimtoola
Title: Authorized Signatory

SIGNATURE PAGE TO AMENDMENT NO. 1 DATED AS OF THE DATE FIRST WRITTEN ABOVE, AMONG AMERICAN MEDIA, INC., THE LENDERS PARTY HERETO AND JPMORGAN CHASE BANK, N.A., AS ADMINISTRATIVE AGENT

Lender Name:
CHATHAM ASSET HIGH YIELD MASTER FUND, LTD.

By:	Chatham Asset Management, LLC
Investment Advisor

By:	/s/ James Ruggerio, Jr.
Name: James Ruggerio, Jr.
Title: Chief Operating Officer

CHATHAM FUND, LP

By:	Chatham Asset Management, LLC
Investment Advisor

By:	/s/ James Ruggerio, Jr.
Name: James Ruggerio, Jr.
Title: Chief Operating Officer

EXHIBIT A

Issuing Bank		Letter of Credit Commitment
JPMorgan Chase Bank, N.A.		$6,000,000

	Total	$6,000,000